PROSPECTUS SUPPLEMENT                                         File No. 333-38792
---------------------                                             Rule 424(b)(3)
(To Prospectus Supplement and Prospectus dated
June 16, 2000 and June 15, 2000, respectively)
Prospectus number:      2014


                             Merrill Lynch & Co., Inc.

                           Medium Term Notes, Series B
                   Due Nine Months or More from Date of Issue


                                Fixed Rate Notes


Principal Amount:             $25,000,000


CUSIP Number:                 59018Y BEO


Interest Rate:                7.45000%


Original Issue Date:          Sept. 29, 2000


Stated Maturity Date:         Sept. 29, 2010


Interest Payment Dates:       The 29th of each month commencing October 29, 2000


Redemption at the Option
of the  Company:              The Notes  will be subject  to  redemption  at the
                              option of the Issuer,  in whole,  semi-annually on
                              each  March  29  and   September   29   commencing
                              September 29, 2001, at a redemption price equal to 100% of the principal amount of the Notes upon at least 30 days prior notice.


Form: The Notes are being issued in fully registered book-entry form.


Trustee:                      The Chase Manhattan Bank


Dated:                        Sept. 8, 2000